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                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

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                                                                        For the Calendar Year
                                                      ----------------------------------------------------------
              (DOLLARS IN THOUSANDS)                   2001         2000         1999         1998         1997
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
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense                    $2,166,501   $1,971,892   $2,148,613   $1,647,277   $1,640,033
Interest on non-deposit interest bearing
  liabilities                                        1,198,172    1,671,187    1,277,054      998,753      738,923
Portion of rental expense deemed representative of
  interest                                              35,281       34,825       30,567       30,397       27,597
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  Total income for computation excluding interest
    on deposits                                      3,399,954    3,677,904    3,456,234    2,676,427    2,406,553
Interest on deposits                                 1,777,731    1,937,034    1,635,533    1,846,276    1,813,251
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  Total income for computation including interest
    on deposits                                     $5,177,685   $5,614,938   $5,091,767   $4,522,703   $4,219,804
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Fixed charges excluding interest on deposits        $1,233,453   $1,706,012   $1,307,621   $1,029,150   $  766,520
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Fixed charges including interest on deposits        $3,011,184   $3,643,046   $2,943,154   $2,875,426   $2,579,771
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Ratio excluding interest on deposits                     2.76X        2.16x        2.64x        2.60x        3.14x
Ratio including interest on deposits                     1.72X        1.54x        1.73x        1.57x        1.64x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding interest
    on deposits                                     $3,399,954   $3,677,904   $3,456,234   $2,676,427   $2,406,553
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  Total income for computation including interest
    on deposits                                     $5,177,685   $5,614,938   $5,091,767   $4,522,703   $4,219,804
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Fixed charges excluding interest on deposits and
  preferred stock dividends                         $1,233,453   $1,706,012   $1,307,621   $1,029,150   $  766,520
Pretax preferred stock dividends                         1,563        2,065        2,691        3,357           --
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Fixed charges including preferred stock dividends,
  excluding interest on deposits                     1,235,016    1,708,077    1,310,312    1,032,507      766,520
Interest on deposits                                 1,777,731    1,937,034    1,635,533    1,846,276    1,813,251
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Fixed charges including interest on deposits and
  preferred stock dividends                         $3,012,747   $3,645,111   $2,945,845   $2,878,783   $2,579,771
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Ratio excluding interest on deposits                     2.75X        2.15x        2.64x        2.59x        3.14x
Ratio including interest on deposits                     1.72X        1.54x        1.73x        1.57x        1.64x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                              $1,777,731   $1,937,034   $1,635,533   $1,846,276   $1,813,251
  Interest on non-deposit interest bearing
    liabilities                                      1,198,172    1,671,187    1,277,054      998,753      738,923
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  Total interest charges                            $2,975,903   $3,608,221   $2,912,587   $2,845,029   $2,552,174
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Rental Expense:
  Building rental expense                           $  106,911   $  105,529   $   92,626   $   92,112   $   83,627
  Portion of rental expense deemed representative
    of interest                                         35,281       34,825       30,567       30,397       27,597
Preferred Stock Charge:
  Preferred stock dividends                              1,016        1,342        1,749        2,182           --
  Pretax preferred dividends                             1,563        2,065        2,691        3,357           --
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